Exhibit 99.1
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Company Contact:                                     Investor Contact:
David S. Montoya                                     Leanne Sievers
Chief Financial Officer                              Shelton Investor Relations
investors@wqni.com                                   lsievers@sheltongroup.com
                                                     (972) 239-5119 ext. 114



            WQN, Inc. Announces Sale of VoIP Business in Exchange for
         Investment in VoIP, Inc. and Election of Seven Members to its
                               Board of Directors


DALLAS, October 11, 2005 -- WQN, Inc. (Nasdaq: WQNI) today announced that on October 5, 2005 it completed the sale of its Voice-Over-Internet Protocol business to VoIP Acquisition Company, a subsidiary of VoIP, Inc. (the "Sale"), in exchange for (i) a $3.7 million secured convertible promissory note issued by VoIP, Inc., (ii) 1,250,000 shares of VoIP, Inc.'s restricted common stock and
(iii) a warrant to purchase 5,000,000 shares of VoIP, Inc.'s common stock at an exercise price of $0.001 per share, plus the assumption of certain liabilities by VoIP, Inc. The Sale was completed pursuant to the Asset Purchase Agreement, dated as of August 3, 2005, by and among WQN, VoIP, Inc. and VoIP Acquisition Company, which was approved by WQN's stockholders at WQN's Annual Meeting held on October 4, 2005.

Also at the Annual Meeting, WQN stockholders elected B. Michael Adler, Robert A. Farmer, E. Denton Jones, Elizabeth H. Buchler, Hal H. Bibee, Scott W. Hartman and David S. Montoya to WQN's Board of Directors. Upon completion of the Sale,
B. Michael Adler stepped down as WQN's CEO but remains on the Board of Directors. In addition, Scott W. Hartman was named the Chief Executive Officer and David S. Montoya was named Chief Financial Officer.

With the completion of the Sale and its exit from the Voice-Over-Internet Protocol business, WQN has repositioned itself as a diversified operating company targeting the acquisition and operation of small to middle market growth-oriented companies primarily focused in the financial services,


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technology/telecommunications, business services and business distribution and real estate industries. Management plans to make both controlling and minority investments in these and other sectors by utilizing the strong balance sheet of WQN that resulted from the Sale.

Scott W. Hartman, Chief Executive Officer of WQN, Inc. commented, "The management team has over 50 combined years of experience in successfully acquiring and managing these types of companies. The sale of our assets to VoIP, Inc. was the first step on our path to becoming a profitable diversified operating company that will strive to achieve superior long-term shareholder value. Since the initial announcement of the Sale, we are particularly pleased with the performance of VoIP, Inc.; its stock has almost doubled as of the close of business on October 6, 2005."

Mr. Hartman concluded, "We are excited about the future prospects and opportunities for the company, and we will continue to actively communicate our progress in implementing our strategy to our shareholders."

About WQN, Inc.
WQN, Inc. (Nasdaq: WQNI) is a diversified operating company targeting small to middle market growth-oriented companies primarily focused in the financial services, technology/telecommunications, business services and business distribution and real estate industries. Management seeks to make both controlling and minority investments into companies. The Company is headquartered in Dallas, Texas and has offices in New York, New York. For more information about WQN, Inc., please visit the company's Web site at http://www.wqni.com.

Notice Regarding Forward-Looking Statements
This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and, as a result, should be considered subject to the many uncertainties that exist in WQN, Inc.'s operations and business environment. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are numerous risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. WQN, Inc.'s future business plans, prospects and objectives may change as a result of, or be impacted by, a number of factors. Such factors include, but are not limited to: WQN, Inc.'s expansion and acquisition strategy, the availability, impact and performance of operations and investments that WQN, Inc. has made or intends to make, and general economic and business conditions, including economic and business conditions in those areas in which WQN, Inc. plans to invest and operate. These risk factors and additional information are included in WQN Inc.'s filings with the Securities and Exchange Commission. All


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forward-looking statements included in this document are based upon information available to WQN, Inc. as of the date hereof, and WQN, Inc. assumes no obligation to update any such forward-looking statement thus the reader should not assume that silence by WQN, Inc. and its management over time means that actual events are bearing out as estimated in such forward-looking statements.



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